[Exhibit 99.1]
                           [Logo of CBRL Group, Inc.]



                                   Contact: Lawrence E. White
                                            Senior Vice President/
                                            Finance and Chief Financial Officer
                                            (615) 443-9869



      CBRL GROUP, INC. DECLARES ELEVEN CENTS PER SHARE QUARTERLY DIVIDEND
                             ----------------------

Lebanon, TN (July 30, 2004) - CBRL Group, Inc. (the "Company") (NASDAQ: CBRL) today announced that the Board of Directors has declared a dividend to common shareholders of eleven cents per share, payable on September 1, 2004 to shareholders of record as of August 9, 2004.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 504 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 107 company-operated and 20 franchised Logan's Roadhouse restaurants in 17 states.